Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Senior Vice President
Phone: 336-369-0900


                       FNB Financial Services Corporation
                     Announces Third Quarter 2004 Earnings;
                       Boosts Quarterly Cash Dividend 17%

GREENSBORO, N.C.--(BUSINESS WIRE)--October 21, 2004--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)("FNB"), parent of FNB Southeast, today reported net income of $6.32 million for the nine months ended September 30, 2004. Results represent an increase of 15.8% compared to the $5.46 million earned during the same period in 2003. FNB's assets rose nearly 11% in the past year and now exceed $844 million.

Earnings per diluted share for the first nine months of 2004 were $1.11, a 16.8% increase compared to the 2003 earnings of $0.95 per diluted share. Year-to-date results produced an annualized return on average assets of 1.05% and an annualized return on average shareholders' equity of 12.52%.

FNB's third quarter earnings were $1.91 million in 2004 and $1.94 million in 2003. Earnings per diluted share were $0.34 for the third quarters of 2004 and 2003. Results for the third quarter of 2004 produced an annualized return on average assets of 0.92% and an annualized return on average shareholders' equity of 11.28%.

The Board of Directors also announced a 16.7 % increase in the quarterly cash dividend to $0.14 per share, from $0.12 per share paid in each of the past four quarters. The increased dividend is payable December 31, 2004 to shareholders of record on December 17, 2004. FNB has paid cash dividends to shareholders in consecutive quarters for more than 28 years.

"We are excited about the substantial balance sheet growth in the past quarter, the increased cash dividend, and our steady earnings performance," said Ernest
J. Sewell, Vice Chairman and Chief Executive Officer. "Our focused efforts during the quarter increased outstanding loans by $40 million and deposits by $85 million. The momentum of this growth will help drive earnings in the upcoming quarters."

Interest income rose 9.2 %, from $10.32 million in 2003 to $11.28 million for the three months ended September 30, 2004. Year-to-date interest income totaled $32.15 million in 2004 and $31.26 million in 2003. Interest expense was $3.89 million in the 2004 third quarter, compared to $4.12 million for the same period a year earlier. For the first nine months of 2004 interest expense was $10.88 million, a decrease of 16.5 % from the same period in 2003. Lower interest rates paid for the 2004 period accounted for most of the difference.

Net interest income totaled $7.38 million in the current quarter, a 19.0 % increase compared to the same quarter one year ago. The increase in net interest income resulted from improvements in the net yield on earning assets and higher earning assets balances during 2004 compared to the prior year. Management continues to believe FNB is positioned to increase net interest income if interest rates continue to rise in a manner consistent with recent announcements from the Federal Reserve.

Noninterest income totaled $1.69 million in the third quarter of 2004 and $2.01 million for the same period a year ago. This reflects a decrease of $316,000, or 15.7%, over the third quarter of 2003. Mortgage banking fees amounted to $549,000 in the third quarter of 2004, compared to $718,000 for the same period a year ago. Noninterest expense totaled $5.97 million for the third quarter of 2004 and $5.01 million for the third quarter of 2003.

As of September 30, 2004 assets were $844.6 million compared to $761.9 million at September 30, 2003, an increase of 10.9%. Outstanding loans totaled $641.1 million at the end of the current quarter, $78.3 million, or 13.9% greater than one year earlier. The allowance for credit losses to outstanding loans was 1.15% at September 30, 2004, 1.20% at June 30, 2004 and 1.26% a year ago. Net credit losses for the third quarter of 2004 amounted to $127,000, or 0.08% of average outstanding loans on an annualized basis. This is a decrease from 0.21% and 0.20% recorded in the 2004 first and second quarters, respectively. FNB recorded provisions for credit losses of $285,000 for the three months ended 2004 and $303,000 for the same period of 2003.

Deposits at September 30, 2004 increased $90.3 million, or 14.3%, to $723.9 million, compared with one year earlier. Noninterest bearing (demand) deposits increased 12.9% and represent 10.5% of total deposits. As a result of a successful campaign during the quarter, money market deposits increased $76.2 million, to $145.0 million, and now comprise 20.0% of total deposits at September 30, 2004.

FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast; a North Carolina-chartered commercial bank. FNB Southeast currently operates 17 banking offices in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A second subsidiary of the bank, FNB Southeast Investment Services, Inc., provides investment services throughout the banking network.

Information in this press release may contain "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and its other periodic reports.

FINANCIAL SUMMARY

                                                                                                        Third
                                                                                                       Quarter
                                                   2004                               2003            2004-2003
                                -----------------------------------------------------------------------         ----
                                   Third        Second         First        Fourth         Third       Percent
                                  Quarter       Quarter       Quarter       Quarter       Quarter      Variance
                                  -------       -------       -------       -------       -------      --------
Average Balances
(Dollars in thousands)

Assets                             $830,732      $791,065      $788,268      $768,931      $768,456          8.1
Loans                               619,178       598,329       590,083       574,256       571,790          8.3
Investment securities               138,554       133,874       145,031       145,386       144,592          (4.2)
Earning assets                      776,481       739,630       742,184       725,198       724,237          7.2
Noninterest-bearing deposits         77,690        77,054        69,794        69,333        68,342         13.7
Interest-bearing deposits           621,170       556,897       566,811       557,555       578,218          7.4
Interest-bearing liabilities        675,685       636,629       643,190       628,595       628,524          7.5
Shareholders' equity                 67,827        67,269        66,768        64,836        64,171          5.7

Period-End Balances
(Dollars in thousands)

Assets                             $844,646      $786,383      $794,562      $780,926      $761,927         10.9
Loans                               641,057       600,526       597,245       581,384       562,742         13.9
Investment securities               145,800       131,331       137,927       143,682       150,441         (3.1)
Earning assets                      789,233       734,296       737,207       727,502       715,715         10.3
Noninterest-bearing deposits         75,614        77,621        73,778        69,982        66,958         12.9
Interest-bearing deposits           648,281       561,015       566,270       571,925       566,594         14.4
Interest-bearing liabilities        696,079       638,816       647,087       642,788       626,934         11.0
Shareholders' equity                 69,273        66,830        68,430        65,750        64,400          7.6

Asset Quality Data
(Dollars in thousands)

Nonperforming loans                  $4,354        $2,719        $3,555        $5,227        $7,499
Other nonperforming assets            4,966         5,231         5,019         5,191         2,574
Net credit losses                       127           292           309           298           324
Allowance for credit losses           7,341         7,183         7,203         7,124         7,071
Nonperforming loans
   to outstanding loans                0.68%         0.45%         0.60%         0.90%         1.33%            %
Annualized net credit losses
   to average loans                    0.08          0.20          0.21          0.21          0.23
Allowance for credit losses
   to outstanding loans                1.15          1.20          1.21          1.23          1.26
Allowance for credit losses
   to nonperforming loans              1.69X         2.64X         2.03X         1.36X         0.94X            X


                                                                                                        Third
                                                                                                       Quarter
                                                   2004                               2003            2004-2003
                                -----------------------------------------------------------------------         ----
                                   Third        Second         First        Fourth         Third       Percent
                                  Quarter       Quarter       Quarter       Quarter       Quarter      Variance
                                  -------       -------       -------       -------       -------      --------
Income Statement Data
(Dollars in thousands, except share data)
Interest income:
   Loans                           $10,030        $9,311        $9,187        $9,043        $9,054         10.8
   Other                             1,245         1,130         1,251         1,287         1,269         (1.9)
                                   -------        ------        ------        ------        ------         ----
      Total interest income         11,275        10,441        10,438        10,330        10,323          9.2
Interest expense                     3,891         3,396         3,589         3,733         4,118         (5.5)
                                   -------        ------        ------        ------        ------         ----
Net interest income                  7,384         7,045         6,849         6,597         6,205         19.0
Provision for credit losses            285           272           388           351           303         (5.9)
                                   -------        ------        ------        ------        ------         ----
Net interest income after
   provision for credit losses       7,099         6,773         6,461         6,246         5,902         20.3
Noninterest income                   1,695         2,604         1,841         1,853         2,011        (15.7)

Noninterest expense                  5,969         5,590         5,446         5,185         5,012          19.1
                                   -------        ------        ------        ------        ------         ----
Income before income tax expense     2,825         3,787         2,856         2,914         2,901          (2.6)
Income tax expense                     913         1,274           961           914           965         (5.4)
                                   -------        ------        ------        ------        ------         ----
Net income                         $ 1,912        $2,513        $1,895        $2,000        $1,936         (1.2)
                                   =======        ======        ======        ======        ======         ====

Net income per share:
   Basic                              $0.35         $0.45         $0.35         $0.37         $0.35          0.0
   Diluted                            $0.34         $0.44         $0.33         $0.35         $0.34          0.0
Cash dividends per share              $0.12         $0.12         $0.12         $0.12         $0.11          9.1

Other Data

Return on average assets               0.92%         1.27%         0.96%         1.04%         1.01%            %
Return on average equity              11.28         14.94         11.35         12.34         12.07
Net yield on earning assets            3.90          3.91          3.78          3.73          3.52
Efficiency                            64.48         56.90         61.47         60.15         59.77
Net interest position
   to total assets*                   12.13         13.02         12.56         12.56         12.46
Equity to assets                       8.16          8.50          8.47          8.43          8.35
Loans to assets                       74.53         75.64         74.86         74.68         74.41
Loans to deposits                     88.60         94.38         92.69         91.60         88.44
Noninterest - bearing deposits
   to total deposits                  11.12         12.15         10.96         11.06         10.57

*Net interest position is average earning assets less average interest-bearing liabilities.

COMMON STOCK - PER SHARE
------------------------

                                                   2004                               2003
                                --------------------------------------------------------------------
                                   Third        Second         First        Fourth         Third
                                  Quarter       Quarter       Quarter       Quarter       Quarter
                                  -------       -------       -------       -------       -------
Market value:
   End of period                     $19.25        $17.01        $20.40        $20.05        $17.53
   High                               19.47         20.30         20.75         20.90         17.78
   Low                                16.38         16.82         19.53         17.01         14.57
Book value                            12.65         12.16         12.45         12.00         11.73
Dividend                               0.12          0.12          0.12          0.12          0.11
Shares traded                       552,764       362,321       312,519       330,434       326,949

FINANCIAL SUMMARY
-----------------

                                           Nine Months Ended
                                             September 30
                                  -------------------------------------
                                                              Percent
                                    2004          2003        Variance
Average Balances
(Dollars in thousands)

Assets                               $803,455      $754,388        6.5
Loans                                 602,591       571,870        5.4
Investment securities                 139,151       136,847        1.7
Earning assets                        752,852       716,840        5.0
Noninterest-bearing deposits           74,856        64,307       16.4
Interest-bearing deposits             581,771       559,130        4.0
Interest-bearing liabilities          651,922       618,356        5.4
Shareholders' equity                   67,288        64,505        4.3

Nonperforming loans                    $4,354        $7,499
Other nonperforming assets              4,966         2,574
Net credit losses                         728         1,068
Allowance for credit losses             7,341         7,071
Nonperforming loans
   to outstanding loans       %          0.68%         1.33%          %
Annualized net credit losses
   to average loans                      0.16          0.25
Allowance for credit losses
   to outstanding loans                  1.15          1.26
Allowance for credit losses
   to nonperforming loans     X          1.69X         0.94X          X

                                           Nine Months Ended
                                             September 30
                                   ----------------------------------
                                                            Percent
                                   2004          2003       Variance
                                   ----          ----       --------
Income Statement Data
(Dollars in thousands, except share data)

Interest income:
   Loans                            $28,528       $27,153        5.1
   Other                              3,626         4,104      (11.6)

      Total interest income          32,154        31,257        2.9
Interest expense                     10,876        13,032      (16.5)

Net interest income                  21,278        18,225       16.8
Provision for credit losses             945         1,080      (12.5)
Net interest income after
   provision for credit
losses                               20,333        17,145       18.6

Noninterest income                   6,140         5,572        10.2
Noninterest expense                 17,005        14,382        18.2
Income before income tax expense
                                     9,468         8,335        13.6
Income tax expense                   3,148         2,875         9.5
Net income                          $6,320        $5,460        15.8

Net income per share:
   Basic                              $1.15         $0.98       17.3
   Diluted                            $1.11         $0.95       16.8
Cash dividends per share              $0.36         $0.33        9.1

Other Data

Return on average assets    %          1.05%         0.97%          %
Return on average equity              12.52         11.29
Net yield on earning assets            3.86          3.46
Efficiency                            60.86         59.48
Net interest position
   to total assets*                   12.56         13.05
Equity to assets                       8.37          8.55
Loans to assets                       75.00         75.81
Loans to deposits                     91.77         91.73
Noninterest - bearing deposits
   to total deposits                  11.40         10.31

*Net interest position is average earning assets less average interest-bearing liabilities.